UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2011

VIROLAB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54059	27-2787170
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, Suite 200, Foster City, CA	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code : (650) 283-2653

Accelerated Acquisitions X, Inc
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02   Entry into a Material Definitive Agreement and Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2011, Virolab, Inc. (the “Company”) entered into a four-year employment agreement with Matthew M. Loar, as the Chief Financial Officer (“CFO”) of the Company. Before joining Virolab, Mr. Loar was Chief Financial Officer of Neurobiological Technologies, Inc., a Nasdaq-listed biopharmaceutical company, from April 2008 through September 2010. From 2006 through 2008 he was Chief Financial Officer of Osteologix, Inc. and from 2001 through 2006 Mr. Loar was Chief Financial Officer of Genelabs Technologies, Inc., a company which he joined in 1995. Earlier in his career, Mr. Loar held finance positions with an international manufacturing company and was an audit manager with an international public accounting firm. Mr. Loar is currently on the board of Neurobiological Technologies, Inc. and is a certified public accountant in California (inactive). Mr. Loar holds a B.A. degree from the University of California, Berkeley.

The employment agreement with Mr. Loar provides that, upon completion of five million dollars in financing, the Company shall begin to pay Loar a base salary of $225,000 per year, to be paid at the times and subject to the Company’s standard payroll practices, subject to applicable withholding.  Base salary shall be reviewed at least annually, and increased as determined by the Board.  So long as Mr. Loar has not been terminated for cause, as defined in the employment agreement, he will be eligible for bonus compensation, payable immediately following completion of the Company’s financial statements for each full fiscal year, commencing with the 2012 fiscal year. Mr. Loar’s annual bonus target shall be 75% of his base salary, as adjusted from time to time, based upon the Company’s achieving 100% of certain financial metrics (“Plan Targets”) to be determined by the Board.

In consideration of the services, the Company agreed to issue a non-qualified option to Mr. Loar to purchase 900,000 shares of the Company’s common stock at an exercise price of $0.10 per share, vesting over a four year period. The stock option shall vest with respect to 6.25% of the total number of shares which are the subject of the option (56,250 shares) three (3) months after the effective date of the agreement, thereafter the remaining shares granted under the option shall vest ratably on a monthly basis (18,750 shares per month) at the end of each month over a 45-month period.  Notwithstanding the foregoing, in the event of a closing of a Change of Control transaction, all options from this agreement and others shall immediately vest and become fully exercisable.

If after ninety days of employment Loar is terminated other than for “Cause” or if he resigns as a result of a “Constructive Termination,” then Loar shall be offered, in exchange for a release of all claims, a lump sum severance payment equal to 12 months base salary and a lump sum payment equal to 50% of all bonus payments made in the 12 months prior to the end of employment date, as then determined.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement dated May 23, 2011 between Virolab, Inc. and Matthew M. Loar

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 26, 2011

VIROLAB, INC.
	By:	/s/ JAMES A.D. Smith
James A.D. Smith
Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement dated May 23, 2011 between Virolab, Inc. and Matthew M. Loar